Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 26, 2025, in this Registration Statement (Form F-1 No. 377-08141) and the related Prospectus of CCH Holdings Ltd dated August 27, 2025.

/s/ ST & Partners PLT
ST & Partners PLT

Selangor Darul Ehsan, Malaysia
August 27, 2025